EXHIBIT 10.3
RESTRICTED STOCK AGREEMENT
TITAN MACHINERY INC.

    THIS AGREEMENT, made effective as of this ___ day of _________, 20__, by and between Titan Machinery Inc., a Delaware corporation (the “Company”), and ______________ (“Participant”).

    W I T N E S S E T H:

    WHEREAS, the Participant on the date hereof is an employee of the Company or one of its Affiliates; and

    WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s Second Amended and Restated 2014 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”); and

    WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

    1.    Grant of Restricted Stock Award.

1.Pursuant to Section 11 of the Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) a restricted stock award (the “Restricted Stock”) for __________________ (________) shares of Common Stock subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.The Company shall cause to be issued uncertificated book-entry shares, registered in the Participant’s name, representing the Restricted Stock.  These shares shall be held as restricted shares until the vesting dates, be subject to an appropriate stop-transfer order and shall bear the following restrictive legend:

“The Common Shares held in book-entry are subject to forfeiture and are subject to the restrictions against transfer as contained in the Titan Machinery Inc. Second Amended and Restated 2014 Equity Incentive Plan, and a Restricted Stock Agreement between Titan Machinery Inc. and the registered owner of such shares.  Release from such restrictions, terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of Titan Machinery Inc.”

2.    Vesting of Restricted Stock.

1.The shares of Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares
April 1, 20__
April 1, 20__
April 1, 20__
April 1, 20__

Except as set forth in (i) Section 2(c) and Section 2(d) below or (ii) any written employment agreement between the Participant and the Company or its Affiliates, if the Participant’s employment with the Company or its Affiliates terminates for any reason (including on account of an Affiliate employing the Participant ceasing to be affiliated with the Company) or the Participant’s employment status changes from full-time to part-time, then Participant shall immediately forfeit all unvested shares of Restricted Stock.

2.Solely for purposes of this Agreement, “full-time” means regularly scheduled to work at least 40 hours per week, and “part-time” means regularly scheduled to work less than 40 hours per week.

3.Notwithstanding Section 2.a. above, all of Participant’s unvested Restricted Stock shall vest on the date any of the following events occur:
1.Participant’s termination of employment with the Company and its Affiliates due to Participant’s death;
2.Participant’s employment with the Company and its Affiliates terminates due to Participant’s disability, as determined under the Company’s long-term disability plan covering the Participant; or
3.Participant retires from the Company and its Affiliates at age sixty-four (64) or older with at least five (5) years of service since his or her most recent hire date with the Company and its Affiliates (or pursuant to early retirement with the consent of the Compensation Committee). In no event will a Participant be considered to have retired from the Company or its Affiliates in circumstances where either (A) the Participant is terminated by the Company or its Affiliate for Cause, or (B) the Participant resigns from the Company or its Affiliate at a time when the Company or its Affiliate is investigating whether the Participant has engaged in conduct that represents Cause and the Company or its Affiliate determines, in its sole discretion, the Participant engaged in conduct that represents Cause. For this purpose, if “Cause” under the terms of the Plan and this Agreement has the meaning set forth in an employment agreement with the Participant that defines “Cause” to include the Participant’s death or disability, then Cause under this Agreement will not include the Participant’s death or disability, but will otherwise have the meaning set forth in the employment agreement.

Your vesting in the Restricted Stock under this Section 2.c will be on a “net settlement” basis, meaning that the gross number of shares to be retained by you in connection with the vesting event will be reduced by that number of shares equal in value to your tax withholding obligations for this compensation, which then results in your retaining a number of shares in a “net” amount.
4.The effect of a Change in Control on any shares of Restricted Stock under this Agreement will be determined in accordance with Section 15 of the Plan.
5.Upon vesting of any portion of the Restricted Stock, the Company will cause to be issued to Participant uncertificated book-entry shares no longer subject to the restrictions described in Section 1(b) above, but bearing such legend as the Company deems advisable pursuant to the exercise of its discretion under Section 4(b) below.

3.    Rights as Shareholder; Dividends.

1.The Participant shall be the record owner of the Restricted Stock during the vesting period and thereafter following vesting until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares. Notwithstanding the foregoing, any dividends payable with respect to the Restricted Stock shall vest and be payable in accordance with the terms of the Plan.

2.If the Participant forfeits any shares of Restricted Stock under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the unvested Restricted Stock and shall no longer be entitled to vote or receive dividends (including unpaid dividends credited to a book-entry account in accordance with the terms of the Plan) on such shares.

    4.    Miscellaneous.

1.Employment Status. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company or its Affiliates to terminate such employment. Except to the extent otherwise set forth in any written employment agreement, Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

2.Transfers; Securities Law Compliance. Prior to vesting, Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the shares of Restricted Stock received pursuant to this Agreement. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Restricted Stock subject to this Agreement shall be held, until such time that such Restricted Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

3.Tax Liability and Withholding. The Participant shall be required to pay to the Company, and the Company and its Affiliates shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan or otherwise, the amount of any required withholding taxes in respect of the granting, vesting or other taxable event in relation to the Restricted Stock and to take all such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes. Except for the situations described in Section 2(c) above requiring a net settlement, the Administrator will permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(1)tendering a cash payment; or
(2)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock that would otherwise be retained by the Participant in connection with the vesting of those shares of Restricted Stock; provided, however, that no shares of Common

Stock shall be withheld with a value exceeding the maximum amount of tax permitted to be withheld by law.

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other taxes ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Participant's liability for Tax-Related Items.

4.Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

5. Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

6.Acceptance. The Participant hereby acknowledges access to the Plan and receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the granting, holding or vesting of the Restricted Stock or disposition of the related shares and that the Participant has been advised to consult a tax advisor prior to accepting this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                        TITAN MACHINERY INC.

                        By:    ____________________________________
                            Its: ________________________________

                        __________________________________________
                        ______________, Participant

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